Exhibit 10.2

CDC Mortgage Capital Inc.

36th Floor

9 West 57th Street

New York, NY 10019

Attention: John Racy

May 14, 2004

Dear Mr. Racy:

Reference is made to the Master Agreement dated as of June 23, 2003 among New Century Mortgage Corporation, NC Capital Corporation (collectively, the “Sellers”), and CDC Mortgage Capital Inc. (the “Buyer”), as amended (the “Agreement”). Terms used in this letter not otherwise defined shall have meaning ascribed to them in the Agreement.

Sellers would like to request a temporary increase in the Maximum Amount under the Agreement to $700,000,000 (the “Temporary Increase”) from the date hereof to the opening of business on June 1, 2004. Except for this Temporary Increase, all other terms and conditions in the Agreement and all other Repurchase Documents shall remain in full force and effect in accordance with their respective terms. New Century Financial Corporation, as Guarantor, consents to this Temporary Increase and reaffirms its Guaranty.

Kindly execute below to signify your consent to our request of Temporary Increase.

Sincerely, NEW CENTURY MORTGAGE CORPORATION

/s/ KEVIN CLOYD

Name: Kevin Cloyd Title: Executive Vice President

NC CAPITAL CORPORATION

/s/ KEVIN CLOYD

Name: Kevin Cloyd Title: President

NEW CENTURY FINANCIAL CORPORATION, as Guarantor

/s/ KEVIN CLOYD

Name: Kevin Cloyd Title: Executive Vice President

Acknowledged and Agreed as of the date first written above CDC MORTGAGE CAPITAL INC.

/s/ ANTHONY MALANGA

Name: Anthony Malanga Title: Managing Director

CDC MORTGAGE CAPITAL INC.

/s/ WILLIAM BRANAGH

Name: William Branagh Title: Managing Director